EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ixia of our report dated September 4, 2009 relating to the financial statements of the IP Performance Test and Diagnostic Division, a division of Agilent Technologies, Inc. which appears in Ixia’s Current Report on Form 8 K/A filed January 13, 2010.
/s/ PricewaterhouseCoopers LLP
San Jose, California
June 17, 2010